Exhibit 10.1

SHARE TRANSFER AGREEMENT

relating to the transfer of the entire issued share capital of

VS MEDIA PTE. LTD.

(a company incorporated in Singapore)

Dated: 09/10/2026

BETWEEN:

(1) VSM HOLDINGS LIMITED, a BVI business company limited by shares incorporated in the British Virgin Islands (B.C. No. 1867098) (the “Transferor” or “VSM”);

(2) AURENZA GROUP LIMITED, a BVI business company limited by shares incorporated in the British Virgin Islands (B.C. No. 2209688) (the “Transferee” or “Aurenza”); and

(3) VS MEDIA HOLDINGS LIMITED, a BVI business company limited by shares incorporated in the British Virgin Islands and listed on The Nasdaq Stock Market (the “Parent”), (each, a “Party” and collectively, the “Parties”).

RECITALS

(A)	The Parent is the sole legal and beneficial owner of all of the issued shares in VSM and Aurenza, each of which is a wholly-owned subsidiary of the Parent.

(B)	VSM is the sole legal and beneficial owner of all of the issued shares (the “Transfer Shares”) in VS MEDIA PTE. LTD., a company incorporated in Singapore (Registration No. 201923935E) (“VS Media SG”).

(C)	The board of directors of the Parent has authorised a restructuring of the Parent’s corporate group (the “Restructuring”), pursuant to which, VSM shall transfer the Transfer Shares to Aurenza.

(D)	The purpose of the Restructuring is to streamline the corporate group structure of the Parent, eliminate the financial burden associated with underperforming operations, and allow the Parent to focus its resources on its core business activities.

(E)	This Agreement is entered into to give effect to the transfer of the Transfer Shares from VSM to Aurenza as an internal intercompany transfer within the Parent’s corporate group.

NOW, THEREFORE, IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

In this Agreement, unless the context otherwise requires:

“Agreement” means this Share Transfer Agreement;

“Completion” has the meaning given to it in Clause 5;

“Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind, or any other type of preferential arrangement having similar effect;

“Transfer Shares” means all of the issued shares in the capital of VS Media SG, being the entire issued share capital of VS Media SG; and

“VS Media SG” means VS MEDIA PTE. LTD., a company incorporated in Singapore (Registration No. 201923935E).

2.	TRANSFER OF SHARES

2.1 Subject to the terms of this Agreement, VSM hereby transfers to Aurenza, and Aurenza hereby accepts the transfer of, the Transfer Shares, together with all rights and entitlements attaching thereto (including all rights to any dividends or distributions declared, made or paid on or after the date of this Agreement), free and clear of all Encumbrances.

2.2 With effect from Completion, Aurenza shall be entitled to exercise all voting and other rights attaching to the Transfer Shares.

3.	CONSIDERATION

The Transfer Shares are transferred for a nominal consideration of US$1.00 (the “Consideration”), receipt of which is hereby acknowledged by VSM. The Parties acknowledge that this transfer is effected as an internal intercompany reorganization within the corporate group of the Parent, and both VSM and Aurenza are wholly-owned subsidiaries of the Parent.

4.	REPRESENTATIONS AND WARRANTIES

4.1 Each Party represents and warrants to each other Party that, as of the date of this Agreement:

(i) it is duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation;

(ii) it has full power and authority to enter into and perform its obligations under this Agreement;

(iii) all necessary corporate actions, consents, approvals and authorizations required to authorize the execution, delivery and performance of this Agreement have been duly taken or obtained;

(iv) the execution and performance of this Agreement does not and will not violate or conflict with (a) its memorandum and articles of association or equivalent constitutional documents, (b) any agreement or instrument to which it is a party or by which it is bound, or (c) any applicable law, regulation, order or judgment; and

(v) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

4.2 VSM further represents and warrants to Aurenza and the Parent that, as of the date of this Agreement:

(i) VSM is the sole legal and beneficial owner of the Transfer Shares;

(ii) the Transfer Shares have been duly authorized, are validly issued, and are fully paid;

(iii) the Transfer Shares are free and clear of all Encumbrances; and

(iv) there are no agreements, arrangements or obligations requiring the creation, transfer, or issuance of any shares or other securities of VS Media SG, nor any options, warrants, conversion rights or other rights to subscribe for or acquire shares in VS Media SG.

5.	COMPLETION

5.1 Completion of the transfer of the Transfer Shares (“Completion”) shall take place on the date of this Agreement (or such other date as the Parties may agree in writing).

5.2 At Completion, VSM shall:

(i) deliver to Aurenza (or procure the delivery of) the original share certificate(s) in respect of the Transfer Shares (or an indemnity in a form satisfactory to Aurenza in the event that any certificate has been lost or destroyed);

(ii) deliver to Aurenza a duly executed instrument of transfer in respect of the Transfer Shares; and

(iii) procure the entry of Aurenza’s name in the register of members of VS Media SG as the holder of the Transfer Shares.

5.3 The transfer of the Transfer Shares shall be deemed effective upon entry of Aurenza’s name in the register of members of VS Media SG as the holder of the Transfer Shares.

6.	FURTHER ASSURANCES

Each Party shall (and shall procure that its respective affiliates shall) execute and deliver all such further documents, instruments, and assurances and take all such further actions as may be reasonably necessary or desirable to give full effect to the provisions of this Agreement, including procuring the passing of any board resolutions, filing of any notices, updating of any statutory registers, and issuance of any share certificates.

7.	COSTS AND EXPENSES

7.1 Except as otherwise provided herein, each Party shall bear its own costs and expenses (including legal fees) incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

7.2 Any stamp duty, transfer tax or similar tax or duty arising in connection with the transfer of the Transfer Shares pursuant to this Agreement shall be borne by the Parties in such proportions as may be agreed or, failing agreement, equally by VSM and Aurenza.

8.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements (whether written or oral) between the Parties relating to such subject matter.

9.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by electronic transmission (including by PDF) shall be as effective as delivery of a manually executed counterpart.

10.	GOVERNING LAW AND DISPUTE RESOLUTION

10.1 This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the British Virgin Islands.

10.2 The courts of the British Virgin Islands shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

TRANSFEROR

VSM HOLDINGS LIMITED

/s/ Nga Fan Wong
Name:	Nga Fan Wong
Title:	Director
Email:	ivy@vs-media.com

TRANSFEREE

AURENZA GROUP LIMITED

/s/ Eng Yong Julius Toh
Name:	Eng Yong Julius Toh
Title:	Director
Email:	Julius@fcdhgroup.com

ACKNOWLEDGED AND CONSENTED TO
(solely for the purposes of authorizing and confirming the transfer contemplated herein)
VS MEDIA HOLDINGS LIMITED

/s/ Eng Yong Julius Toh
Name:	Eng Yong Julius Toh
Title:	Chief Executive Officer
Email:	Julius@fcdhgroup.com

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